Exhibit 10.54
SIXTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
This Sixth Amendment to Loan and Security Agreement (this “Sixth Amendment”) is made this 30th day of December, 2021, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”; together with Horizon Americas, each a “Borrower” and collectively the “Borrowers”), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and collectively the “Guarantors”; the Borrowers and Guarantors are referred to herein as, collectively, jointly and severally, the “Loan Parties” and each a “Loan Party”), the Lenders party hereto and ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent for the Lenders (in such capacity, the “Agent”).
BACKGROUND
A.The Loan Parties, Lenders and the Agent entered into that certain Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement, as in effect immediately prior to the date hereof, and all other Loan Documents executed in connection therewith prior to the date hereof are collectively referred to as the “Existing Financing Agreements”.
B.The Loan Parties have informed the Agent that the Loan Parties desire to make certain modifications to the Loan Agreement, and, subject to the terms and conditions of this Fifth Amendment, the Lenders and the Agent have agreed to amend certain provisions of the Loan Agreement as set forth herein.
NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement, as amended by this Fifth Amendment.
2.Amendments to Loan Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 4 below:
(a)the Loan Agreement (including the Annexes attached thereto) is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages to the conformed Loan Agreement attached as Annex I hereto; and
(b)Exhibit H to the Loan Agreement, the Form of Borrowing Base Certificate, is hereby amended be deleting said exhibit in its entirety and replacing it with the corresponding exhibit set forth in Annex II attached hereto;

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3.Representations and Warranties. Each Loan Party hereby:
(a)after giving effect to this Sixth Amendment, reaffirms all representations and warranties made to the Lenders and the Agent under the Loan Agreement and all of the other Existing Financing Agreements and represents and warrants that after giving effect to this Sixth Amendment and the transactions contemplated hereby all such representations and warranties are true and correct in all material respects (unless otherwise qualified by materiality or the occurrence of a Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties are true and correct as of such earlier date);
(b)as of the date hereof, reaffirms all covenants contained in the Loan Agreement (as amended hereby) and all of the other Existing Financing Agreements and covenants to comply with all such covenants until the Termination Date; and
(c)as of the date hereof, represents and warrants that:
(i)no Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the other Existing Financing Agreements;
(ii)such Loan Party has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Sixth Amendment;
(iii)the execution, delivery and performance by such Loan Party of this Sixth Amendment have been duly and validly authorized and do not violate such Loan Party’s Governing Documents or any law or any material agreement or instrument (including, without limitation, the Term Loan Agreement) or any court order which is binding upon such Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon such Loan Party or its property, and do not require the consent of any Person (including, without limitation, the Term Loan Agent);
(iv)this Sixth Amendment has been duly executed and delivered by, and is enforceable against, each of the Loan Parties party hereto, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles; and
(v)no Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Sixth Amendment.
4.Conditions Precedent. This Sixth Amendment shall become effective on the date on which the following conditions have been fulfilled to the satisfaction of the Agent (the “Sixth Amendment Effective Date”):
(a)this Sixth Amendment shall be duly executed by all parties thereto and delivered to the Agent, in form and substance satisfactory to the Agent, and shall be in full force and effect;
(b)the Borrowers shall have paid to the Agent all fees due on the Sixth Amendment Effective Date and shall have paid or reimbursed Agent for all of Agent’s costs, charges and expenses

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incurred through the Sixth Amendment Effective Date for which invoices have been presented to the Loan Parties prior to the date hereof payable to the extent required by Section 15.7 of the Loan Agreement (including, without limitation, reasonable and documented attorneys’ fees and expenses incurred in connection with the preparation, negotiation and execution of this Sixth Amendment and the documents provided for herein or related hereto); and

(c)after giving effect to this Sixth Amendment, all representations and warranties contained in Section 3 above shall be true and correct in all respects.
5.Further Assurances. Each Loan Party hereby agrees to take all such actions and to execute and/or deliver to the Agent all such documents, assignments, financing statements and other documents, as the Agent may reasonably require from time to time, to effectuate and implement the purposes of this Sixth Amendment.
6.Reaffirmation of Loan Documents; No Novation. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of such Obligations as amended hereby. Each Loan Party hereby consents to this Sixth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Sixth Amendment shall not serve to effect a novation of any Indebtedness under the Loan Documents or any other Obligations.
7.No Modification. Except as expressly set forth herein, nothing contained in this Sixth Amendment shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent reserves all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.
8.Release of Claims. In consideration of the Agent’s and Lenders’ agreements contained in this Sixth Amendment, each Loan Party hereby irrevocably releases and forever discharges the Agent, Lenders and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations or proceedings, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.
9.Miscellaneous.
(a)Headings; Construction. Section and subsection headings are used in this Sixth Amendment only for convenience and do not affect the meanings of the provisions that they precede.

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(b)Modifications. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(c)Governing Law; Loan Document. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS SIXTH AMENDMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. This Sixth Amendment is a Loan Document and is subject to and has the benefit of all the provisions in the Loan Agreement applicable to Loan Documents.
(d)Counterparts; Fax/Email Signatures. This Sixth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Sixth Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

HORIZON GLOBAL AMERICAS INC.,
as a Borrower

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
CEQUENT TOWING PRODUCTS OF CANADA LTD., as a Borrower
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
HORIZON GLOBAL CORPORATION,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
HORIZON GLOBAL COMPANY LLC,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Legal Representative
CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Legal Representative
[Signature Page to Sixth Amendment to Loan and Security Agreement]

ECLIPSE BUSINESS CAPITAL, LLC, as Agent
By: /s/ Brian Hynds
Name:    Brian Hynds
Title:    Authorized Signatory
ECLIPSE BUSINESS CAPITAL SPV, LLC,
as a Lender

By: /s/ Brian Hynds
Name:    Brian Hynds
Title:    Authorized Signatory

[Signature Page to Sixth Amendment to Loan and Security Agreement]

Annex I
Conformed Loan Agreement
(changed pages only)
See attached.

Conformed through ~~Fifth~~ Sixth Amendment ~~- Final~~, dated December 30, 2021

LOAN AND SECURITY AGREEMENT

Dated as of March 13, 2020 by and among
HORIZON GLOBAL AMERICAS INC. AND
CEQUENT TOWING PRODUCTS OF CANADA, LTD.,
any other Borrower party hereto from time to time, as Borrowers,

HORIZON GLOBAL CORPORATION AND HORIZON GLOBAL COMPANY LLC
any other Guarantor party hereto from time to time, as Guarantors,

any other Loan Party party hereto from time to time, as Loan Parties,

the Lenders from time to time party hereto, and
ECLIPSE BUSINESS CAPITAL LLC,
as Agent

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Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into on March 13, 2020, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA, LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizon Americas, each a "Borrower" and together with any other Borrower party hereto from time to time, collectively the "Borrowers"), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and together with any other Guarantor party hereto from time to time, collectively the “Guarantors”) and together with any other Loan Party party hereto from time to time, as Loan Parties (as defined herein), the Lenders party hereto from time to time and ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent for the Lenders (in such capacity, "Agent"). The Annexes, Exhibits and Schedules to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1.DEFINITIONS.

1.1        Certain Defined Terms.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC from time to time: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper; provided, however, that (a) as such terms relate to any Collateral of any Canadian Borrower, such terms shall refer to such Collateral as defined in the PPSA, to the extent applicable and (b) as such terms relate to any such Collateral encumbered by or to be encumbered by a Mexican Security Document, such terms shall have the meanings assigned to them in such Mexican Security Document, to the extent applicable.

As used in this Agreement, the following terms have the following meanings:

“ABL Priority Collateral” means as defined in the Intercreditor Agreement (it being understood and agreed that any time the Term Loan Debt is not in effect, the term “ABL Priority Collateral” shall mean all Collateral).

"ABLSoft" means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.

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“ABN AMRO Factoring Agreement” means the Factoring Agreement, dated as of June 5, 2012, between Westfalia-Automotive GmbH and ABN AMRO Commercial Finance GmbH, as amended, restated, supplemented or otherwise modified from time to time.

"Accounts Advance Rate" means the percentage set forth in Section 1(b)(i) of Annex
I.
"Advance Rates" means, collectively, the Accounts Advance Rate and the Inventory Advance Rate.
"Affiliate" means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust); provided, that neither Agent, any Lender nor any of their respective Affiliates shall be deemed an "Affiliate" of any Borrower for any purposes of this Agreement. For the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.

"Agent" has the meaning set forth in the preamble to this Agreement, and includes any successor agent appointed in accordance with Section 14.6.

"Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, members, managers, attorneys, and agents.

"Agent Professionals" means attorneys, accountants, appraisers, auditors, business valuation experts, liquidation agents, collection agencies, auctioneers, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

"Agreement" and "this Agreement" has the meaning set forth in the preamble to this
Agreement.

"Anti-Corruption Laws" means laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

"Applicable Margin" has the meaning set forth in Section 3(a) of Annex I.

"Applicable Percentage" has the meaning set forth in Section 3.2(e)(i).

“Applicable Period” has the meaning set forth in Section 3(a) of Annex I.

"Approved Electronic Communication" means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, ABLSoft or any other equivalent electronic service, whether owned, operated or hosted by Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided, that Approved Electronic Communications shall not include any notice, demand,

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communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

"Approved Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, in each case that is administered, managed, advised or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Assignee" has the meaning set forth in Section 15.9(a).

"Assignment and Assumption" means an assignment and assumption agreement substantially in the form of Exhibit G.

"Assignment of Claims Act", means the Assignment of Claims Act of 1940, as amended, currently codified at 31 U.S.C. 3727 and 41 U.S.C. 6305, and includes the prior historically referenced Federal Anti-Claims Act (31 U.S.C. 3727) and the Federal Anti-Assignment Act (41
U.S.C. 6305).

"Authorized Officer" means, as to any Loan Party, the principal executive officer, principal financial officer or the principal accounting officer.

“Availability Amount” means, as of any date of determination, an amount equal to the lesser of (i) the Maximum Revolving Facility Amount and (ii) the Borrowing Base.

"Availability Block" means the amount set forth in Section 1(f) of Annex I hereto.

“Availability Clause” has the meaning set forth in Section 1(e) of Annex I hereto.

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).
"Base Rate" means, for any day, the greatest of (a) the Federal Funds Rate plus %, (b) the LIBOR Rate (which rate shall be calculated based upon a one (1) month period and shall be determined on a daily basis), (c) one percent (1.0%), and (d) the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo Bank, N.A.’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo Bank, N.A. may designate (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select).

"Base Rate Loan" means any Loan which bears interest at or by reference to the Base Rate.
“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6(e).

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Inventory (excluding Eligible Mexican Inventory and excluding Eligible In-Transit Inventory) multiplied by the applicable Inventory Advance Rate(s), plus

(B)the lesser of

(1)the lower of (i) the aggregate amount of Eligible Mexican Inventory, valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance Rate and (ii) NOLV of Eligible Mexican Inventory multiplied by the applicable Inventory Advance Rate; and
(2)Mexican Inventory Sublimit; plus

(C)the lesser of

(1)the lower of (i) the aggregate amount of Eligible In-Transit Inventory, valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance Rate and (ii) NOLV of Eligible In-Transit Inventory multiplied by the applicable Inventory Advance Rate; and
(2)In-Transit Sublimit;

provided, however, for the avoidance of doubt, the amounts determined for subclauses (A), (B) and (C) above are subject to the definition Temporary Incremental Availability as set forth in Section 1(e) of Annex I;

(ii)the Inventory Sublimit; minus

(d)all Reserves which Agent has established pursuant to Section 2.1(b) (including those to be established in connection with any requested Revolving Loan); provided, that no Accounts, Inventory or other Property acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business shall be included in the calculation of the Borrowing Base until completion of a customary due diligence investigation by Agent, which may in Agent’s sole discretion include applicable field examinations and appraisals (which shall not be included in the limits on the number of field examinations or appraisals provided in Sections 7.24 and 7.25) satisfactory to Agent; minus
(e)the Availability Block.

“Borrowing Base Certificate” means a certificate in the form provided by Agent to Borrower Representative for use in reporting the Borrowing Base substantially in the form of Exhibit H hereto.

"Business Day" means a day other than a Saturday or Sunday or any other day on which Agent or banks in New York are authorized to close and, in the case of a Business Day which relates to a LIBOR Loan, any day on which dealings are carried on in the London Interbank Eurodollar market.

"Canadian Benefit Plans" means all material employee benefit plans or arrangements subject to the application of any Canadian benefit plan statutes or regulations that are maintained or contributed to by the Loan Parties that are not Canadian Pension Plans, including all

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"Early Termination Fee" has the meaning set forth in Section 3.2(e).

"EBITDA" means, for the applicable period, for the Parent and its Subsidiaries, ~~solely to the extent included in the “North American” and “Corporate” portions of Parent’s consolidated financial statements (“EBITDA Parties”)~~ on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus (f) any other non-cash charges that have been deducted in the calculation of such Net Income, plus (g) ~~any cash transfers by any Subsidiary of Parent that is not a Loan Party to any Loan Party~~[reserved] plus (h) [reserved], plus (i) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, plus (j) all losses during such period that relate to the retirement of Indebtedness, plus (k) fees, costs and expenses in connection with the transactions contemplated by this Agreement and any other financing transaction consummated during such period, plus (l) fees and expenses in connection with the issuance or offering of Equity Interests or any Indebtedness (in each case, whether or not consummated); provided that the aggregate amount added to EBITDA pursuant to this clause (l), together with clauses (m), (o) and (q) shall not exceed $8,000,000 for all periods, plus (m) costs and expenses of professional fees of the Borrowers or of any Agent or Lender to the extent the Borrowers are required to reimburse such Agent or Lender therefor); provided that the aggregate amount added to EBITDA pursuant to this clause (m), together with clauses (l), (o) and (q) shall not exceed $8,000,000 for all periods, plus (n) unusual or nonrecurring expenses or costs, including restructuring, moving and severance expense, provided that the aggregate amount added to EBITDA pursuant to this clause (n) shall not exceed $10,000,000 in any four Fiscal Quarter period, plus (o) fees, costs and expenses incurred in connection with any proposed asset sale (whether or not consummated); provided that the aggregate amount added to EBITDA pursuant to this clause (o), together with clauses (l), (m) and (q) shall not exceed $8,000,000 for all periods, plus (p) non-cash losses on asset sales; and plus (q) any fees, costs and expenses in connection with the maintenance and/or forgiveness of the PPP Loan, provided that the aggregate amount added to EBITDA pursuant to this clause (q), together with clauses (l), (m) and (o) shall not exceed $8,000,000 for all periods. For purposes of calculating EBITDA, pro forma effect shall be given to any Significant Transaction. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) minus (h) any other non-cash gains that have been added in the calculation of such Net Income.

"Eclipse" means Eclipse Business Capital LLC, a Delaware limited liability company.

"Eligible Account" means, at any time of determination and subject to the criteria below, an Account of a Borrower, which was generated and billed by a Borrower in the Ordinary Course of Business, and which Agent, in its Permitted Discretion, shall not deem not to be an Eligible Account. The net amount of an Eligible Account at any time shall be the face amount of such Eligible Account as originally billed minus all customer deposits, unapplied cash collections and other Proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Account at such time.

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"Existing Credit Agreement" means the Amended and Restated Loan Agreement, dated as of December 22, 2015, by and among the Obligors (as defined therein), the several banks and other financial institutions or entities party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto, as amended, restated, supplemented, otherwise modified from time to time.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned thereto in Section 1.6.

“Fee Letter” means that certain fee letter, dated the Closing Date, among the Borrowers and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Fifth Amendment Effective Date” means September 17, 2021.

"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

"Fiscal Year" means the fiscal year of Borrowers which ends on December 31 of each year.

"Fixed Charge Coverage Ratio" means, for the period in question, the ratio of (a)
EBITDA minus unfinanced Capital Expenditures of the ~~Financial Covenant Parties~~ Parent and its Subsidiaries on a consolidated basis for such period, to (b) Fixed Charges for such period.

"Fixed Charges" means, for the period in question, on a consolidated basis, the sum of (a) all principal payments scheduled to be made during or with respect to such period in cash in respect of Indebtedness of the ~~Financial Covenant Parties~~Parent and its Subsidiaries, plus (b) all Interest Expense of the ~~Financial Covenant Parties~~Parent and its Subsidiaries for such period paid in cash attributable to such period, plus (c) all taxes of the ~~Financial Covenant Parties~~Parent and its Subsidiaries paid in cash for such period and plus (d) all cash distributions (including Permitted Tax Distributions, if applicable), dividends, redemptions and other cash payments made with respect to equity securities or subordinated debt issued by the ~~Financial Covenant Parties, minus (e) all cash investments made in cash by any Loan Party to any Subsidiary of Parent that is not a Loan Party to the extent permitted under clauses (b) and (c) of the definition of Permitted Investment.~~Parent and its Subsidiaries.

“Floor” means 1.00%.

"Foreign Subsidiary" means any Subsidiary that is not a Loan Party organized or incorporated under the laws of a jurisdiction of the United States, any State thereof, or the District of Columbia or Canada.
"FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

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"Maximum Revolving Facility Amount" means the amount set forth in Section 1(a)
of Annex I.
"Mexican Asset Pledges" means, collectively, (i) two non-possessory pledge agreements (contratos de prenda sin transmisión de posesión) satisfactory to the Agent, pursuant to which the Mexican Guarantors have pledged and granted a first priority Lien in favor of the Agent over all or substantially all of the present and future pledged assets (Bienes Pignorados, as defined therein), including, without limitation, Inventory, Equipment, intellectual property, bank accounts, among others; and (ii) one non-possessory pledge agreement (contrato de prenda sin transmisión de posesión) satisfactory to the Agent, pursuant to which Horizon Americas has pledged and granted a first priority Lien in favor of the Agent over all of Horizon Americas’ Inventory located in Mexico and any other pledged assets (Bienes Pignorados, as defined therein), in each case as amended, restated, supplemented or otherwise modified from time to time.
“Mexican Guarantors” means, collectively, Cequent Electrical MX and Cequent
Sales MX.
"Mexican Inventory Sublimit" means the amount set forth in Section 1(d)(ii) of Annex I.
"Mexican Security Documents" means the Mexican Asset Pledges and all other documents, instruments and agreements governed by the laws of Mexico now or hereafter securing securing (or giving with the intent to secure) any of the Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.

"Mexico" means the United Mexican States.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Pension Plan with respect to which a Loan Party or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

"Net Income" means, for the applicable period, ~~for Borrowers~~Parent and its Subsidiaries individually or for the ~~Loan Parties~~Parent and its Subsidiaries on a consolidated basis, as applicable, the net income (or loss) of ~~Borrowers~~Parent and its Subsidiaries individually or of the ~~Loan Parties~~Parent and its Subsidiaries on a consolidated basis, as applicable, for such period, excluding any gains or non-cash losses from dispositions, any extraordinary gains or extraordinary non-cash losses and any gains or non-cash losses from discontinued operations, in each case of ~~Borrowers~~Parent and its Subsidiaries individually or of the ~~Loan Parties~~Parent and its Subsidiaries on a consolidated basis, as applicable, for such period.

"NOLV" means the applicable Net Orderly Liquidation Value as determined by the most current third-party appraisal report, performed by an appraisal firm retained by the Agent for such appraisal project with respect to the Eligible Inventory, and in form and substance acceptable to Agent.

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“SOFR Average” means the compounded average of SOFR over a rolling calendar day period of thirty (30) days published by the Federal Reserve Bank of New York (or a successor administrator of the SOFR Average).

“Specified Account Debtors” means Advance Auto Parts, Affinia, AutoZone, Inc., AutoZone (MX), Carquest, Lowes Companies, Ozark Purchasing LLC, Pep Boys and Wal-Mart (and each of their respective Affiliates).
“Specified Vendor Receivables Financing” the sale by the Parent and certain Subsidiaries of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales” pursuant to agreements listed in the Perfection Certificate on the Closing Date.
"Stated Rate" has the meaning set forth in Section 3.5.
"Subordinated Debt" means Indebtedness incurred by a Loan Party that is expressly subordinate and junior in right of payment to the payment in full of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

"Subordinated Debt Documents" means any notes, loan agreements or other documents governing Subordinated Debt.

"Subordinated Debt Subordination Agreement" means any subordination agreement entered into by a holder of Subordinated Debt in favor of Agent and Lenders.

"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other Equity Interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

"Swingline Lender" means Eclipse Business Capital SPV, LLC, in its capacity as lender of Swingline Loans hereunder.

"Swingline Loans" has the meaning set forth in Section 2.4(a).

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Temporary Incremental Availability” has the meaning set forth in Section 1(e) of Annex I.

"Termination Date" means the date on which all of the Obligations have been paid in full in cash and all of Agent and Lenders' lending commitments under this Agreement and under each of the other Loan Documents have been terminated.

“Term Loan Agent” means Atlantic Park Strategic Capital Fund, L.P., in its capacity as agent for the lenders under the Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.

“Term Loan Agreement” means that certain Credit Agreement dated as of February 2, 2021 among Term Loan Agent, the Term Loan Lenders, the Parent, and the other parties thereto, as

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Loans shall constitute LIBOR Loans. Upon the occurrence and during the continuance of an Event of Default, at the election of the Required Lenders, all Loans shall constitute Base Rate Loans.

3.2Fees. Borrowers shall pay Agent the following fees on the dates provided therefor, which fees are in addition to all fees and other sums payable by Borrowers or any other Person to Agent under this Agreement, the Fee Letter or under any other Loan Document and, in each case, are not refundable once paid:

(a)Reserved.
(b)Reserved.
(c)Unused Line Fee. An unused line fee (the "Unused Line Fee"), for the ratable benefit of the Lenders, equal to one half of one percent (0.50%) per annum of the amount by which (i) the Maximum Revolving Facility Amount, calculated without giving effect to any Reserves applied to the Maximum Revolving Facility Amount, exceeds (ii) the average daily outstanding principal balance of the Revolving Loans and the Letter of Credit Balance during the immediately preceding month (or part thereof), which fee shall be fully earned as it accrues and shall be due and payable, in arrears, on the first day of each month until the Termination Date.
(d)Letter of Credit Fees. A fee, for the ratable benefit of the Lenders, equal to Applicable Margin for LIBOR Loans of the face amount of each Letter of Credit (the "Letter of Credit Fees"), which fee shall be deemed to be fully earned and payable, in arrears, on the first day of each month until the Termination Date, plus all costs and fees charged from time to time by the issuer, payable as and when such costs and fees are charged.
(e)Early Termination Fee.

(i)If, on or before ~~the second anniversary of the Closing Date~~September 13, 2022, the Revolving Loan Commitment is reduced or terminated for any reason (including any voluntary, mandatory or automatic reduction or termination, regardless of whether an Event of Default has occurred and is then continuing, and including by reason of acceleration, automatic acceleration or otherwise), in each case pursuant to Section 2.6(d), Section 11.2 or otherwise, then in each such case, in addition to any required payment of principal and unpaid accrued interest and other amounts due thereon, Borrowers immediately shall be required to pay to Agent, for the ratable benefit of the Lenders, a premium (each, an “Early Termination Fee”) (as liquidated damages and compensation for the cost of the Lenders being prepared to make funds available under the Revolving Loan Commitment during the scheduled term of this Agreement) in an amount equal to the Applicable Early Termination Fee Percentage (as defined below) of the amount of the Revolving Loan Commitment or portion thereof so reduced or terminated. The "Applicable Percentage" shall be (A) two percent (2.0%), if such event occurs on or before the first anniversary of the Closing Date ~~or~~, (B) one percent (1.0%) if such event occurs after the first anniversary of the Closing Date, but on or before the second anniversary of the Closing Date or (c) one-half percent (0.50%) if such event occurs after the second anniversary of the Closing Date, but on or before September 13, 2022.
(ii)The Early Termination Fee shall be calculated, earned and due and payable on and as of the date of the applicable reduction or termination of the Revolving Loan Commitment.
(iii)The Loan Parties acknowledge and agree that (A) the Lenders will have suffered damages on account of any of the foregoing events and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation

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